EXHIBIT 10(iii).1

                FIRST AMENDMENT TO RETIREMENT AGREEMENT
                         EXECUTED MARCH 3, 1994
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          This FIRST AMENDMENT TO RETIREMENT AGREEMENT EXECUTED MARCH 3,
1994 (hereinafter "Amendment") is entered into this 6th day of January, 1995 by Murray Hutchison (hereinafter "Hutchison"), an individual, and International Technology Corporation, a Delaware corporation, and its subsidiaries and affiliates (collectively referred to as the "Company").

          NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, Hutchison and the Company hereby agree as follows:

1. Except as expressly provided in this Amendment, all terms, provisions, conditions and other content of the RETIREMENT
AGREEMENT executed March 3, 1994 (attached hereto as "Exhibit A") remain unaltered and in full force and effect.

2. Paragraph 2 of the RETIREMENT AGREEMENT is amended by the addition of the following subparagraph c:

                      c. The Company shall pay to Hutchison the sum of $45,833.33 on or before January 10, 1995, representing the difference between the $25,000.00 per month to be paid under Paragraph 2 a. above and the sums actually paid by the Company to Hutchison from August 1, 1994 through January 1, 1995, less any required deductions for federal and state tax withholding.

3. Subparagraphs a. and b. of Paragraph 5 of the RETIREMENT AGREEMENT are amended to delete the words "age 65" on line two of each of said subparagraphs and to substitute in place of the deleted language the words "December 31, 1994".

          Paragraph 5 of the RETIREMENT AGREEMENT is also amended by the addition of the following subparagraph c:

                      c. Hutchison shall pay to the Company on or before January 10, 1995 the sum advanced by the Company to him as payment under paragraph 5 a. above for the period January 1, 1995 through March 31, 1995, totaling $1,462.50.

4. Paragraph 7 of the RETIREMENT AGREEMENT is amended to delete the words "he reaches the age of 65" on line four of said paragraph and to substitute in place of the deleted language the words
"December 31, 1994".  Further, the current content of said
Paragraph 7, as amended, starting with the beginning words "The
Company agrees" shall be subparagraph a. of paragraph 7.

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Paragraph 7 of the RETIREMENT AGREEMENT is also amended by the addition of the following subparagraph b:

                  b. Hutchison shall pay the Company on or before January 10, 1995 the sum advanced by the Company to him as payment under paragraph 7 a. above for the period January 1, 1995 through March 31, 1995, totaling $7,500.00.

5. Paragraph 10 of the RETIREMENT AGREEMENT is amended by deleting the first sentence thereof and substituting in its place the following sentence:

                      This Agreement, the Amendment and their provisions are intended to be confidential.

6. Paragraph 12 of the RETIREMENT AGREEMENT is amended by adding the words "and the Amendment" after the word "Agreement" on the last line thereof.

7. Paragraph 13 of the RETIREMENT AGREEMENT is amended by deleting the word "was" on the first line thereof and substituting in its place the words "and the Amendment were". In addition, the words "or the Amendment" shall be inserted after the words "concerning this Agreement" on line three, page 8 of that para-graph.

8. Paragraph 14 of the RETIREMENT AGREEMENT is amended by deleting the word "constitutes" on the first line thereof and substituting in its place the words "and the Amendment constitute". In addition, the words "and the Amendment" shall be inserted after the word "Agreement" on line nine of that paragraph.

9. Paragraph 15 of the RETIREMENT AGREEMENT is amended by deleting the word "is" on the first line thereof and substituting in its place the words "and the Amendment are".

10. Paragraph 16 of the RETIREMENT AGREEMENT is amended by inserting the words "and the Amendment" after the word "Agreement" on line two thereof on page 8 and line one of page 9.

11. Paragraph 17 of the RETIREMENT AGREEMENT is amended by adding the words "or the Amendment" after the word "Agreement" on line six of that paragraph.

12. Paragraph 18 of the RETIREMENT AGREEMENT is amended by adding the following thereto:

          In the event any FICA taxes are due from Hutchison by reason of this Agreement or the Amendment, such sum shall be advanced to Hutchison by the Company. The sum so advanced will be repaid, without interest, by deducting 1/24th of the same from each semi-monthly payment made to Hutchison during 1995 pursuant to paragraph 2 a. hereof.

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13.       Paragraph 19 of the RETIREMENT AGREEMENT is amended by adding the words "and the Amendment" after the word "Agreement" on line one of that paragraph.

14. Paragraph 20 of the RETIREMENT AGREEMENT is amended by adding the words "or the Amendment" after the word "Agreement" on line two of page 9 and lines three and six on page 10 of that paragraph.

15. Paragraph 21 of the RETIREMENT AGREEMENT is amended by adding the words "or the Amendment" after the words "this Agreement" on page 10, lines two and five of that paragraph.

16. Paragraph 22 of the RETIREMENT AGREEMENT is amended by adding the words "or the Amendment" after the word "Agreement" on line three of that paragraph. In addition, the words "and the Amend-ment" shall be added after the word "Agreement" on lines seven and eight of that paragraph.

17.       The following paragraphs shall be added to the RETIREMENT
AGREEMENT:

          23. Indemnification for Costs of Defense. If any claim, demand or liability is asserted by any third party against the Company or Hutchison (including without limitation any claim asserted derivatively on behalf of the Company against Hutchison) which challenges the validity or enforceability of, or seeks damages based upon, this Agreement or any amendment hereto, (hereinafter any such claim, demand or liability a "Third Party Claim") the Company shall promptly pay all out-of-pocket costs and expenses reasonably incurred by Hutchison, including without limitation his attorney fees, in the defense thereof, upon submission of appropriate and customary bills or invoices and supporting documentation therefor. For purposes of this paragraph, an hourly rate for attorney fees which shall not exceed the sum which would be charged if computed under the hourly rates of Latham
& Watkins at the time such legal services are rendered shall be considered a reasonable hourly rate. Nothing contained in this paragraph 23 impairs or restricts any right Hutchison may have to insurance, indemnification or contribution pursuant to Delaware or any other applicable law, the charter or bylaws of the Company, any insurance policy, any preexisting indemnification agreement between Hutchison and the Company or any other indemnification which may include Hutchison.

          24. Certain Consulting Services. During his lifetime, Hutchison shall, upon the written request of the General Counsel of the Company, consult with the Company and/or its counsel in connection with litigation matters pertaining to i) Northern
California sites operated by the Company ii) the MOTCO litigation, and iii) discontinued operations of the Company, or transactions and events pertaining thereto, occurring prior to the date of this Agreement, of which he has knowledge, but shall not be entitled to additional compensation therefor, except as hereinafter provided. Hutchison shall be reimbursed his travel, hotel, meals and other out-of-pocket expenses incurred in connection with any such consulting. Any consulting required hereunder shall be limited in respect of amount of time required and scheduling therefor, so that it shall not unreasonably interfere with Hutchison's business or personal activities or employment.

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The Company shall provide reasonable notice in advance of any consulting required hereunder and shall, to the extent possible, schedule such consulting to avoid conflict with Hutchison business, personal or other plans and commitments.

          25. The Company will promptly reimburse Hutchison for all of his attorneys fees, costs (including, but not limited to, the $5,000.00 non-refundable filing fee paid to the American Arbitra-tion Association) and expenses incurred, and not previously reimbursed, subsequent to March 3, 1994 in connection with this Agreement, the Amendment, advice, negotiations, preparation and closing leading to the same, the dispute leading to the pending arbitration between Hutchison and the Company and the pending Arbitration proceeding, upon submission of appropriate and customary bills or invoices and supporting documentation therefor to the Company. Such reimbursement for the period through December
31, 1994 for such fees, costs and expenses not previously reim-bursed will not exceed $30,000 plus the $5,000 fee paid to the American Arbitration Association. The total for fees, costs and expenses for the subsequent period from December 31, 1994 through the approval and execution of the Amendment will be supplied to the Company for payment when available.

          26. The Amendment shall be effective upon its execution by the Company and Hutchison and upon its approval by the Special
Committee of the Board of Directors Concerning Retirement Agreement
With Murray H. Hutchison and the Board of Directors of Company, and upon approval as to form by the Company's General Counsel, Gibson, Dunn & Crutcher, and O'Melveny & Myers. If such execution approvals are not obtained by January 6, 1995, then the Amendment shall not be effective.

          27. The arbitration proceeding commenced pursuant to paragraph 21 of the RETIREMENT AGREEMENT by Murray Hutchison against the Company on or about November 15, 1994 shall be dismissed promptly after the Amendment is approved and executed as provided in paragraph 26 hereof. If such execution and approvals do not occur, then the arbitration may proceed.

18. Subparagraph a. of paragraph 2 of the RETIREMENT AGREEMENT is amended by adding the words "whichever is longer" to the end of the first sentence thereof.

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          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date stated by each signature.


INTERNATIONAL TECHNOLOGY CORPORATION

By:   /s/ Eric Schwartz
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Eric Schwartz, Senior Vice President and General Counsel


MURRAY H. HUTCHISON

     /s/ Murray H. Hutchison
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Murray H. Hutchison

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